Exhibit 99.1

COMPANY:     MFRI, INC.
CONTACT:    Bradley Mautner, CEO
(847) 966-1000

MFRI ANNOUNCES SENIOR MANAGEMENT SUCCESSION AND
APPOINTMENT OF CHIEF FINANCIAL OFFICER

NILES, IL, January 30, 2013 -- MFRI, Inc. (NASDAQ: MFRI) announced today that as part of planned succession changes, Chairman and Chief Executive Officer David Unger has retired as CEO and will continue as Chairman of the Board. At the same time, current President Bradley Mautner will assume the responsibilities of Chief Executive Officer.

Additionally, the Board has appointed Karl J. Schmidt as Vice President - Chief Financial Officer and Chief Accounting Officer of the Company. Mr. Schmidt's recent Chief Financial Officer positions include Atkore International, a $1.7 billion global manufacturer of steel pipe and tube products, electrical conduits, cable and cable management systems, and Sauer-Danfoss, a $2.2 billion global manufacturer of hydraulic, electrical and electronic components and solutions for off-road vehicles. Prior to these assignments he held positions of increasing responsibility during his 24 years with Frankfurt, Germany, based Degussa-Huels Group. He earned an MBA equivalent from University of Muenster (Germany) and is a graduate of the Advanced Management Program at Harvard University.

Chairman David Unger said, "During my 55 years with the Company I have had the good fortune to witness and participate in the growth and transformation of our business from just a local Chicago area mechanical contractor to a vibrant multinational manufacturer of industrial products. This would not have been possible without the skill and dedication of many talented employees who work hard every day to be sure we deliver the highest quality products and services to our customers. I look forward to continuing my role as Chairman and assisting Bradley and our team with ongoing advice, strategy development and growth."

Bradley Mautner, President and CEO commented, "I appreciate the confidence the Board has shown by asking me to assume the responsibilities as CEO of our diverse group of companies. We have a wonderful platform to build on and I plan to use my almost 35 years of experience with our various businesses to continue expansion and reinvention, which is so critical in today's complex global business environment. David Unger has been a tremendous mentor to me and I look forward to our continued collaboration as we navigate the many challenges and opportunities which will shape the future of our enterprise. Last, and certainly not least, I am extremely pleased that Karl Schmidt has joined our team as Chief Financial Officer. Having someone of Karl's caliber lead our finance team as we continue to focus on improving operating performance and expanding our international activities is important to our future success. His strategic and pragmatic financial capability will be a great asset to the entire organization."

MFRI, Inc. is a multi-line company engaged in the following businesses: pre-insulated specialty piping systems for oil and gas gathering, district heating and cooling and other applications; custom designed industrial filtration products to remove particulates from dry gas streams; industrial process cooling equipment to remove heat from molding, printing and other industrial processes; and installation of heating, ventilation and air conditioning for large buildings.

Statements and other information contained in this announcement which can be identified by the use of forward-looking terminology such as "anticipate," "may," "will," "expect," "continue," "remain," "intend," "aim," "should," "prospects," "could," "position," "future," "potential," “believes," "plans," "likely," "seems," and "probable," or the negative thereof or other variations thereon or comparable terminology, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, raw material availability and prices, global interest rates, currency exchange rates, labor relations and other risk factors.

This announcement may also contain certain non-GAAP financial information that management believes is helpful in understanding our business. This financial information should not be considered as an alternative to net (loss) income or any other GAAP measurement of performance.